Exhibit 13.1

CERTIFICATION

Pursuant to 18 U.S.C. Section 1350, I, Weidong Hong, Chief Executive Officer of Yucheng Technologies Limited (the “Company”), certify, to my knowledge, that the Company’s annual report on Form 20-F for the year ended December 31, 2008 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: June 29, 2009

/s/ Weidong Hong
Name: Weidong Hong
Title: Chief Executive Officer
_______________________________________________________________________

The foregoing certification is being furnished solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Report or as a separate disclosure document.

Exhibit 13.1, page 1